Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Christopher R. Gruseke and Ernest J. Verrico, Sr. hereby jointly certify as follows:

They are the Chief Executive Officer and the Chief Financial Officer, respectively, of Bankwell Financial Group, Inc. (the “Company”);

To the best of their knowledge, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (the “Report”) complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Christopher R. Gruseke
CHRISTOPHER R. GRUSEKE
President and Chief Executive Officer
Date: August 10, 2015

/s/ Ernest J. Verrico, Sr.
ERNEST J. VERRICO, SR.
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
Date: August 10, 2015